Exhibit 99.2

JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder”) is dated as of September 22, 2014 by and among Engaged Capital Master Feeder I, LP, Engaged Capital Master Feeder II, LP, Engaged Capital I, LP, Engaged Capital I Offshore, Ltd., Engaged Capital II, LP, Engaged Capital, LLC, Engaged Capital Holdings, LLC, Glenn W. Welling, Voce Capital LLC, Voce Capital Management LLC, J. Daniel Plants and Jeffrey S. McCreary (collectively, the “Existing Members”) and Engaged Capital II Offshore Ltd. and Voce Catalyst Partners LP (collectively, the “New Members”).

WHEREAS, the Existing Members are parties to that certain Joint Filing Agreement dated as of July 11, 2014, as amended (the “Agreement”), pursuant to which the Existing Members formed a “group” (as contemplated by Section 13(d) of the Securities Exchange Act of 1934, as amended) for the purpose of (i) engaging in discussions with Oplink Communications, Inc., a Delaware corporation (the “Company”), regarding operating results, cost and capital allocation, opportunities to enhance stockholder value and corporate governance, (ii) taking all other action necessary to achieve the foregoing and (iii) taking any other actions the group determines to undertake in connection with their respective investment in the Company; and

WHEREAS, the New Members desire to join the group formed by the Existing Members.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.         Effective immediately, the New Members are joined as parties to the Agreement.

2.         The New Members agree to be bound by the terms of the Agreement, including the obligations of a member of the Group (as defined in the Agreement), the terms of which are incorporated herein and made a part hereof.

3.         This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Engaged Capital Master Feeder I, LP

By:	Engaged Capital, LLC General Partner

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Managing Member and Chief Investment Officer

Engaged Capital Master Feeder II, LP

By:	Engaged Capital, LLC General Partner

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Managing Member and Chief Investment Officer

Engaged Capital I, LP

By:	Engaged Capital, LLC General Partner

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Managing Member and Chief Investment Officer

Engaged Capital I Offshore, Ltd.

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Director

Engaged Capital II, LP

By:	Engaged Capital, LLC General Partner

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Managing Member and Chief Investment Officer

Engaged Capital II Offshore Ltd.

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Director

Engaged Capital, LLC

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Managing Member and Chief Investment Officer

Engaged Capital Holdings, LLC

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Sole Member

/s/ Glenn W. Welling
GLENN W. WELLING Individually and as attorney-in-fact for Jeffrey S. McCreary

Voce Catalyst Partners LP

By:	/s/ J. Daniel Plants
	Name:	J. Daniel Plants
	Title:	Managing Partner

Voce Capital Management LLC

By:	Voce Capital LLC Managing Member

By:	/s/ J. Daniel Plants
	Name:	J. Daniel Plants
	Title:	Managing Member

Voce Capital LLC

By:	/s/ J. Daniel Plants
	Name:	J. Daniel Plants
	Title:	Managing Member

/s/ J. Daniel Plants
J. DANIEL PLANTS